As filed with the Securities and Exchange Commission on November 16, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InPhonic, Inc.

(Exact name of registrant as specified in its charter)

1010 Wisconsin Avenue, Suite 600

Washington, DC 20007

(202) 333-0001

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Delaware	4899	52-2199384
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

David A. Steinberg

Chairman and Chief Executive Officer

InPhonic, Inc.

1010 Wisconsin Avenue, Suite 600

Washington, DC 20007

(202) 333-0001

(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Gregory M. Gallo, Esquire Peter M. Astiz, Esquire Tami J. Howie, Esquire Gray Cary Ware & Freidenrich LLP 1625 Massachusetts Avenue, NW, Suite 300 Washington, DC 20036-2247 (202) 238-7000	Marlee S. Myers, Esquire Kimberly A. Taylor, Esquire Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor Pittsburgh, PA 15219 (412) 560-3300

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common Stock, $0.01 par value	$10,925,000	$1,384.20

(1)	Includes amount attributable to shares that may be purchased by the underwriters under an option to purchase additional shares of common stock at the initial public offering price less the underwriters discount and commissions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended and Fee Rate Advisory #7 for Fiscal Year 2004, dated January 26, 2004.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-116420

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-116420) as amended, including the exhibits thereto, filed by InPhonic, Inc. with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on November 15, 2004, are incorporated by reference herein.

PART II

16.    Exhibits and financial statement schedules

(a)    Exhibits

Exhibit Number	Description
5.1	Form of opinion of Gray Cary Ware & Freidenrich LLP, regarding legality of securities being registered

23.1	Consent of KPMG LLP

23.1.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Gray Cary Ware & Freidenrich LLP (included as part of Exhibit 5.1 hereto)

24.1	Power of Attorney (see page II-8 of the original filing of this Registration Statement)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 16th day of November, 2004.

INPHONIC, INC.

By:	/s/ Walter W. Leach III
Walter W. Leach III
General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2004:

Name	Title

/s/ David A. Steinberg* David A. Steinberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Lawrence S. Winkler* Lawrence S. Winkler	Chief Financial Officer, Executive Vice President and Treasurer (Principal Accounting and Financial Officer)

/s/ Ira Brind* Ira Brind	Director

/s/ Robert Fox* Robert Fox	Director

/s/ Jay Hoag* Jay Hoag	Director

/s/ Jack Kemp* Jack Kemp	Director

/s/ Mark J. Levine* Mark J. Levine	Director

/s/ John Sculley* John Sculley	Director

/s/ Thomas Wheeler* Thomas Wheeler	Director

*	Signed pursuant to Power of Attorney previously filed.

By:	/s/ Walter W. Leach III
Walter W. Leach III General Counsel

II-2

EXHIBIT INDEX

Exhibit Number	Description

5.1	Form of opinion of Gray Cary Ware & Freidenrich LLP, regarding legality of securities being registered

23.1	Consent of KPMG LLP

23.1.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Gray Cary Ware & Freidenrich LLP (included as part of Exhibit 5.1 hereto)

24.1	Power of Attorney (see page II-8 of the original filing of this Registration Statement)